Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 26, 2026, with respect to the financial statements and supplemental information included in the Annual Report of NVR, Inc. Profit Sharing Plan on Form 11-K for the year ended December 31, 2025. We consent to the incorporation by reference of said report in the Registration Statements of NVR, Inc. on Form S-8 (File No. 333- 29241 and File No. 333- 82756).

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
June 26, 2026